UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Jo-Ann Stores
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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EMPLOYEE COMMUNICATION
RE:   Don’t Forget to Vote
Our records show you have not voted your JoAnn shares yet. Please follow the instructions you received in the mail and vote your shares. If you have any questions or experience any issues when voting please contact Wendy Blasick.
Thanks,
Jim

EMPLOYEE COMMUNICATION
RE:   Please Vote
It is very important that you vote your Jo-Ann shares on the shareholder proposals at our Annual Meeting. These proposals include approval of a new Incentive Compensation Plan and a new Associate Stock Ownership Plan to replace the plans that are expiring. Unless the shareholders approve the new plans we will be unable to issue any new stock options or restricted stock, and we will no longer be able to offer the Associate Stock Ownership Plan. Thus, your vote is very important.
You need to vote all shares that you own, including any shares within the 401K or Associate Stock Ownership plans, any restricted shares and any shares that you received as a result of the vesting of restricted stock or the exercise of stock options. Voting is very quick and easy — just go to www.proxyvote.com, enter the control number on the Notice that you received, and cast your votes. If you received more than one Notice, you need to vote ALL of the Notices. If you misplaced the Notice and need your control number or you need any further assistance, please contact Wendy Blasick on extension 6617, or by e-mail at wendy.blasick@joann.com.
If you have already voted, thank you. If you have not voted yet, please do it today.
David B. Goldston
Senior Vice President
General Counsel & Secretary

EMPLOYEE COMMUNICATION
RE:   Jo-Ann Shareholder Voting
It is very important that Jo-Ann employees owning Jo-Ann stock (including shares received through the Jo-Ann Associate Stock Ownership Plan and shares in the 401K Plan) vote these shares with respect to the shareholder proposals on the ballot at next week’s Annual Meeting. Voting is very quick and easy — just go to www.proxyvote.com, enter the control number on the Notice that you received, and cast your vote. If you received more than one Notice, you need to vote all of the Notices. If you misplaced the Notice and need your control number or you need any further assistance, please contact Wendy Blasick on extension 6617, or by e-mail at wendy.blasick@joann.com.
If you have already voted, thank you. If you have not voted yet, please do it today since the voting deadline is fast approaching.
David B. Goldston
Senior Vice President, General Counsel and Secretary